UNITED STATES

SECRUITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.___)

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LIBERTY ALL-STAR GROWTH FUND, INC.

(name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERTY ALL-STAR® EQUITY FUND (the “Equity Fund”)

LIBERTY ALL-STAR® GROWTH FUND, INC. (the “Growth Fund”)
(collectively, the “Funds”)

1290 Broadway, Suite 1000
Denver, Colorado 80203
(303) 623-2577

June 25, 2026

Dear Fellow Shareholders:

Your Fund is holding its Annual Meeting of Shareholders on August 26, 2026 and at the meeting shareholders are going to be asked to vote on a number of important proposals.

Equity Fund shareholders, you will be asked to approve a new Portfolio Management Agreement and elect two Trustee nominees. These two proposals are vital to the operation of your Fund. So, I am asking that you please take the time now to vote your enclosed proxy card or vote via telephone or the internet.

Growth Fund shareholders, you will be asked to elect two Director nominees. This proposal is vital to the operation of your Fund. So, I am asking that you please take the time now to vote your enclosed proxy card or vote via telephone or the internet.

YOUR VOTE AT THIS YEAR’S ANNUAL MEETING

IS EXTREMELY IMPORTANT.

VOTING YOUR SHARES EARLY WILL AVOID COSTLY

FOLLOW-UP MAIL AND TELEPHONE SOLICITATIONS.

Equity Fund shareholders, if you do not vote your shares, you may receive a phone call from our proxy solicitation firm, EQ Fund Solutions, asking for your vote. If you have any questions, you may call them at 1-800-967-5068.

Sincerely,

Mark T. Haley

President of the Funds